Exhibit 99.3

FREQUENTLY ASKED QUESTIONS (FAQ)

Why does EA want to acquire Take-Two?

We have enormous respect for the creative teams at Take-Two. We think we can provide those teams with a stable creative environment, a strong publishing partner with a global and more comprehensive publishing platform that includes packaged goods, online and wireless, capital to invest in the growth of existing and new game franchises, and a team of executives that know the game industry well. Most of all, we can offer them the creative freedom to do what they do best – make great games.

Why now?

We’ve waited to ensure that our proposal did not disrupt development on GTA IV. The game is scheduled to launch in about two months, which means the core development should be essentially complete.

At the same time, the reorganization of the EA Labels is basically done and our newest studios – BioWare and Pandemic – are settling in. Under the reorganization, creative teams at EA have a new sense of freedom and responsibility. There are more brand-new titles in development today than at any time in our history.

Finally, this is a good time to align our publishing strengths to Take-Two’s game roster. A timely integration would give a big boost to Take-Two’s games that are scheduled for release later this year and for their entire catalog leading into the holidays.

How long has EA been planning to bid on Take-Two?

We have been looking at Take-Two for some time and have been in communication with them on-and-off for about a year. We opened a dialogue to discuss our intention to acquire Take-Two with the company’s management in December and followed up with a formal proposal on February 6th. We made a second proposal on February 19th.

Is this a hostile proposal?

Our proposal is friendly to Take-Two shareholders, developers, partners, and customers. We continue to seek a friendly, negotiated transaction.

Would Take-Two retain its organizational identity?

Take-Two is an organization made up of several extraordinary creative teams at R*, Visual Concepts, Irrational, Firaxis, etc. We’d expect each studio to retain its own unique identity.

Would the R* team be happy at EA?

We think so. We have great respect for the R* leadership team and some of our executives have worked with R* leaders while in previous positions with other companies. We believe EA’s decentralized label organization will be attractive to Take-Two’s creative talent.

With an even larger organization, how will you ensure the quality of the games or implement the improvements that you’ve discussed recently?

We have a very strong team and the human and financial resources to get the job done. Last year, we implemented a decentralized label organization that allows game development teams a lot of creative freedom and responsibility.

Will this interfere with the integration of BioWare and Pandemic?

No. The BioWare and Pandemic teams are working well within EA. It’s still too early to call the transition complete but these creative leaders enjoy a great deal of respect and freedom within the EA system.

Where would Take-Two roll up within EA’s new label structure?

It’s too early to discuss plans for managing and integrating the Take-Two team. What we can say is that EA’s new decentralized structure and Label-based model can give these teams the freedom and responsibility they need to continue making great games.

Do you expect to terminate any Take-Two employees?

We’re not going to begin managing a company until our proposal is accepted and the deal is done. However we have enormous respect for the creative teams at Take-Two and consider their talent to be one of the most attractive elements of this company. We really want to work with these teams.

Do you intend to kill or restrict any of the R* franchises?

We strongly believe that behind all the controversy is a core of great intellectual property and development talent. These titles don’t sell millions because they’re controversial; they sell because they’re great games. We have no plans to change that.

Would you kill 2K Sports?

Any integration starts with our respect for the teams and people that make great games. Beyond that, it’s too early to discuss plans for managing Take-Two.

Would you close Take-Two publishing?

Again, it’s too early to discuss plans for managing Take-Two.

Would you keep Take-Two’s New York headquarters?

R* is based in New York and we have no plans to change that.

What is EA going to do next?

EA has gone through a lot of dynamic change in the past year. The company is full of talented people with plans for making great games. We’re incredibly proud of our creative teams and many blockbuster franchises from EA SPORTS to EA Games, The Sims and EA Casual Entertainment. We’re excited about the recent release of Burnout Paradise and looking forward to the upcoming launch of Army of Two, Warhammer Online, Mercenaries2, Dead Space, Boom Blox, Spore and many more.

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Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to buy any securities or a solicitation of any vote or approval or a solicitation of an offer to sell any securities. This material is not a substitute for the proxy statement Take-Two would file with the SEC if an agreement between EA and Take-Two is reached or any other documents which EA may file with the SEC and send to Take-Two stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF TAKE-TWO ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of any documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov. Free copies of any documents filed by EA with the SEC can also be obtained by directing a request to EA, 209 Redwood Shores Parkway, Redwood City, CA 94065, telephone: (650) 628-1500.

EA and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding EA’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended March 31, 2007, which was filed with the SEC on May 30, 2007, its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on June 20, 2007, and Forms 8-K, which were filed with the SEC on June 6, 2007 and July 17, 2007. Other information regarding the participants in a proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in any proxy statement filed in connection with the proposed transaction.

Forward Looking Statements

Some statements set forth in this press release, including those regarding EA’s proposal to acquire Take-Two and the expected impact of the acquisition on EA’s strategic and operational plans and financial results, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements. Some of the factors which could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the possibility that EA’s proposal to acquire Take-Two will be rejected by Take-Two’s board of directors or shareholders; the possibility that, even if EA’s proposal is accepted, the transaction will not close or that the closing may be delayed; the effect of the announcement of the proposal on EA’s and Take-Two’s strategic relationships, operating results and business generally, including the ability to retain key employees; EA’s ability to successfully integrate Take-Two’s operations and employees; general economic conditions; and other factors described in EA’s SEC filings (including EA’s Annual Report on Form 10-K for the year ended March 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2007). If any of these risks or uncertainties materializes, the proposal may not be accepted, the acquisition may not be consummated, the potential benefits of the acquisition may not be realized, EA’s and/or Take-Two’s operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. All information in this press release is as of February 24, 2008. EA undertakes no duty to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.